Exhibit 10.1

LSI INDUSTRIES INC.
NONQUALIFIED STOCK OPTION AGREEMENT / INDUCEMENT AWARDS

Summary of Nonqualified Stock Option Grant

LSI Industries Inc., an Ohio corporation (the "Company"), grants to the Grantee named below, in accordance with the terms of this Nonqualified Stock Option Agreement (the "Agreement"), an option to purchase shares of common stock (“Shares”) of the Company at an exercise price per share as described below:

Name of Grantee:	James A. Clark
Number of Underlying Shares:	500,000
Exercise Price Per Share:	$4.40
Grant Date:	November 1, 2018
Expiration Date:	November 1, 2028

Terms of Agreement

1.     Grant of Nonqualified Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement, the Company hereby grants to the Grantee as of the Grant Date, an option to purchase Shares at the exercise price per share as set forth above (the “Option”). It is the intent of the Company and the Grantee that the Option will not qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended from time to time. Even though the Option is not granted pursuant to the LSI Industries Inc. Amended and Restated 2012 Stock Incentive Plan, as of November 17, 2016 (the "Plan"), the terms and conditions of the Plan apply to the Option to the same extent as if the Option was awarded pursuant to the Plan, except that the authorized number of Shares provision under Section 5(a) of the Plan and the award limitation provisions under Section 5(c) of the Plan shall not apply to the Option. The applicable terms of the Plan are incorporated by reference in this Agreement. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of this Agreement will control. The Grantee acknowledges and agrees that, in addition to continued employment as Chief Executive Officer by the Company, the grant of the Option is additional consideration for, and conditioned upon, Grantee’s execution and delivery of the Restrictive Covenant and Confidentiality Agreement attached hereto as Exhibit I (the “RCCA”). In the event the Company determines that the Grantee has breached any of the covenants or agreements set forth in the RCCA, in addition to any other remedy under the RCCA, the Company shall be entitled, at its option, to cancel and cause the forfeiture of any outstanding unexercised portion of the Option (whether vested or unvested) and any other outstanding awards under the Plan, by written notice to the Grantee.

2.     Vesting of Option.

(a)     Except as otherwise provided in this Agreement, the Option shall vest as follows: (i) 250,000 Shares shall vest in full on November 1, 2021 if Grantee is employed by the Company as the Company’s Chief Executive Officer on such date; (ii) 125,000 Shares shall vest upon (A) satisfaction of the condition that the Grantee shall be employed by the Company as the Company’s Chief Executive Officer on November 1, 2021 (the “CEO Employment Condition”) and (B) the closing price per share of the Company’s common stock on the NASDAQ Global Select Market at any time prior to the Expiration Date shall be equal to or greater than $9.50 per share; and (iii) 125,000 Shares shall vest upon (A) satisfaction of the CEO Employment Condition, and (B) the closing price per share of the Company’s common stock on the NASDAQ Global Select Market at any time prior to the Expiration Date shall be equal to or greater than $15.00 per share. The portion of the Option described in Section 2(a)(i) shall be referred to herein as the “Time Portion.” The portion of the Option described in Sections 2(a)(ii) and 2 (a)(iii) shall be referred to herein as the “Performance Portion.”

(b)     The Time Portion of the Option (but not the Performance Portion of the Option) shall vest in full prior to the date or satisfaction of the conditions in Section 2(a)(i) if: (i) the Grantee satisfies the requirements for Retirement, as defined in the Plan, including separation from employment with the Company; (ii) the Company terminates Grantee’s employment with the Company without Cause (as defined in Grantee’s Employment Agreement with the Company dated October 16, 2018 (the “Employment Agreement”); or (iii) Grantee terminates his employment with the Company for Good Reason (as defined in the Employment Agreement). The Time Portion of the Option shall be exercisable for ninety (90) days following the occurrence of the conditions described in this Section 2(b) or the remaining term of the Option, if shorter.

(c)     The Time Portion of the Option (but not the Performance Portion of the Option) shall vest in full prior to the date or satisfaction of the conditions in Section 2(a)(i), Section 2(a)(ii) and Section 2(a)(iii) upon the occurrence of any of the following: (i) the Grantee dies while in the employ of the Company; (ii) the Grantee has a Disability, as defined in the Plan; or (iii) there is a Change in Control event described in Section 2(g) of the Plan. The Time Portion of the Option shall be exercisable for one year following the occurrence of the conditions described in Section 2(c)(i) and 2(c)(ii) or the remaining term of the Option, if shorter.

(d)     The Committee may, in its sole discretion, accelerate the time at which the Option becomes vested and non-forfeitable to a time prior to the date or satisfaction of the conditions in Section 2(a) or to a time other than provided in Section 2(b) or Section 2(c)(i), (ii) or (iii) on such terms and conditions as it deems appropriate in accordance with the terms and conditions of the Plan.

3.     Forfeiture of Option. Any portion of the Option that has not yet vested pursuant to Section 2 shall be forfeited automatically without further action or notice if the Grantee ceases to be employed by the Company for Cause (as defined in the Employment Agreement) or if such termination of employment is other than as provided in Section 2(b), 2(c) or 2(d) hereof. For the avoidance of doubt, except in connection with a Change of Control event described Section 2(g) of the Plan, the Performance Portion of the Option shall be forfeited automatically without further action or notice if the Grantee ceases to be employed by the Company at a time when neither of the per share closing price conditions set forth in Section 2(a)(ii) and Section 2(a)(iii) have been met.

4.     Exercise and Payment.

(a)     The Option granted under this Agreement shall be exercisable on the date or satisfaction of the conditions in Section 2(a). The Option granted under this Agreement may not be exercised as to less than one hundred (100) Shares at any time.

(b)     The Option may be exercised for the number of Shares specified by Grantee’s delivery of instructions through and in accordance with the procedures maintained on behalf of the Company, accompanied by full payment in the manner and subject to the conditions set forth pursuant to the terms of the Plan for the number of Shares in respect of which it is exercised.  If any applicable law or regulation requires the Company to take any action with respect to the Shares specified in such notice, or if any action remains to be taken under the Articles of Incorporation or Code of Regulations of the Company to effect due issuance of the Shares, then the Company shall take such action and the day for delivery of such stock shall be extended for the period necessary to take such action.

5.     Transferability. The Option may not be transferred and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge, unless otherwise provided under the Plan. Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Option.

6.     Voting and Other Rights. The Grantee will not have any rights of a shareholder of the Company with respect to the Option until the delivery of the underlying Shares into which the Option is exercised.

7.     Continuous Employment. Unless otherwise specified by the Plan, for purposes of this Agreement, the continuous employment of the Grantee with the Company shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company, by reason of a leave of absence approved by the Committee.

8.     No Employment Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

9.     Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement, disability or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.

10.     Taxes and Withholding. By his acceptance of this Agreement, the Grantee agrees to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company with respect to the issuance or disposition of the Shares subject to the Option. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Grantee. The Company may, in its discretion, hold the stock certificate or certificates to which the Grantee is entitled upon the exercise of the Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of the Option (the “Tax Date”), except as set forth below, the Grantee may elect to satisfy, in whole or in part, the Grantee’s related personal tax liabilities (an “Election”) by (a) directing the Company to withhold from the Shares issuable in the related exercise either a specified number of Shares or Shares having a specified value (in each case not in excess of the maximum required tax withholding amount), (b) tendering Shares previously issued pursuant to the exercise of an Award or other Shares owned by the Grantee or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld Shares and other Shares tendered in payment shall be valued at their fair market value on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including any limitations necessary to comply with Section 16 of the Exchange Act.

11.     Adjustments. The number and kind of Shares deliverable pursuant to the Option are subject to adjustment as provided in Section 8 of the Plan.

12.     Compliance with Law. While the Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Shares that may be delivered pursuant hereto, the Company shall not be obligated to deliver any Shares pursuant to this Agreement if the delivery thereof would result in a violation of any such law or listing requirement.

13.     Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.

14.     Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15.     Relation to Plan and Employment Agreement. This Agreement is subject to the terms and conditions of the Plan as specified in Section 1. However, in the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of this Agreement will control. Specifically, without limitation, Sections 2 and 3 of this Agreement shall supersede Section 10(a) of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. For the avoidance of doubt, in the event of any inconsistency between the Employment Agreement and this Agreement, the terms of this Agreement shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Option.

16.     Successors and Assigns. Without limiting Section 5, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

17.     No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the acquisition or sale of the underlying securities. The Grantee is hereby advised to consult with the Grantee’s personal tax, legal or financial advisors regarding the decision to enter into this Agreement before taking any action related to this Agreement.

18.     Governing Law.

(a)     The interpretation, performance, and enforcement of this Agreement, including tort claims, shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

(b)     Any party bringing a legal action or proceeding against another party arising out of or relating to this Agreement may bring the legal action or proceeding only in the United States District Court for the Southern District of Ohio and any of the courts of the State of Ohio, in each case sitting in Cincinnati, Ohio.

(c)     Each of the Company and the Grantee waives, to the fullest extent permitted by law, (i) any objection which it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Agreement brought in any court of the State of Ohio sitting in Cincinnati, Ohio or the United States District Court for the Southern District of Ohio sitting in Cincinnati, Ohio, including, without limitation, a motion to dismiss on the grounds of forum non conveniens or lack of subject matter jurisdiction; and (ii) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

(d)     Each of the Company and the Grantee submits to the exclusive jurisdiction (both personal and subject matter) of (i) the United States District Court for the Southern District of Ohio sitting in Cincinnati, Ohio and its appellate courts, and (ii) any court of the State of Ohio sitting in Cincinnati, Ohio and its appellate courts, for the purposes of all legal actions and proceedings arising out of or related to this Agreement.

19.     Electronic Delivery. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this Agreement. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be affected by a third party engaged by the Company to provide administrative services related to the Plan. By accepting this award, Grantee acknowledges that a copy of the Plan, Plan Summary and Prospectus, and the Company's most recent Annual Report and Proxy Statement (the "Prospectus Information") either have been received by Grantee or are available for viewing on the Company's intranet site or internet site at www.lsi-industries.com, and consents to receiving this Prospectus Information electronically, or, in the alternative, agrees to contact Debi Lauber at (513) 372-3008 to request a paper copy of the Prospectus Information at no charge. Grantee also represents that she or he is familiar with the terms and provisions of the Prospectus Information. These terms and conditions constitute a legal contract that will bind both Grantee and the Company as soon as Grantee accepts the Award as described above.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Grant Date.

LSI INDUSTRIES INC.

By:	/S/ Howard E. Japlon
Name: Howard E. Japlon
Title: EVP, HR & Legal

GRANTEE

By:	/S/ James A. Clark
Name: James A. Clark

Exhibit I

Restrictive Covenant and Confidentiality Agreement